SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported February 11, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)
County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On February 11, 2009, Environmental Tectonics Corporation (the “Company”) received a letter from NYSE Alternext US LLC, the successor to the American Stock Exchange, stating that the Company was not in compliance with Section 704 of the NYSE Alternext US Company Guide. Specifically, the Company is not in compliance with Section 704 of the NYSE Alternext US Company Guide in that the Company failed to hold an annual meeting of its stockholders in 2008.
          The non-compliance by the Company with Section 704 of the NYSE Alternext US Company Guide makes the Company’s common stock subject to being delisted from NYSE Alternext US LLC. The Company is required to submit a plan to NYSE Alternext US LLC by March 10, 2009, advising NYSE Alternext US LLC of the actions that it intends to take to bring the Company into compliance with the continued listing standards set forth in the NYSE Alternext US Company Guide by August 11, 2009. The Company intends to submit a plan to bring the Company back into compliance with this continued listing standard by such date. There can be no assurance that NYSE Alternext US LLC will accept the Company’s plan for compliance plan or, if accepted, that the plan will be implemented by August 11, 2009.
          As a consequence of falling below the continued listing standards of the NYSE Alternext US Company Guide, the Company will be included in a list of issuers that are not in compliance with NYSE Alternext US LLC continued listing standards. Additionally, an indicator will be added to the Company’s trading symbol noting the Company’s non-compliance with the continued listing standards of the NYSE Alternext US Company Guide until such time as the Company regains compliance with the applicable listing standards.
          A copy of the press release issued by the Company on February 16, 2009 regarding receipt of the letter of non-compliance from NYSE Alternext US LLC is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:
99.1	Press Release dated February 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: February 17, 2009	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated February 16, 2009.